Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OSL Holdings, Inc. (the “Company”) on Form 10-K for the period ended August 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eli Feder, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2012

/s/ Eli Feder
Eli Feder
Chief Executive Officer
(Principal Executive Officer)